UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2009

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 Virginia Drive, Fort Washington, PA	19034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers; Item 8.01 Other Events.

In order to conserve cash and reduce expenses during the current global economic downturn, the Company will reduce base salaries for executive officers as described below:

Name	Amount of Reduction
C. Scott Kulicke	20%
Chairman of the Board and Chief Executive Officer

Maurice E. Carson	15%
Senior Vice President and Chief Financial Officer

T.C. Mak	15%
Vice President, Worldwide Sales

Christian Rheault	15%
Senior Vice President

Charles Salmons	15%
Senior Vice President

Shay Torton	15%
Vice President, Worldwide Operations and Supply Chain

Base salaries for two other vice presidents will also be reduced by 15%. Base salaries for other Company employees, except direct labor, will be reduced by 10%. Direct labor employees will have reduced work schedules on a factory-by-factory basis according to manufacturing demand levels. Salary reductions will be effective February 2009, subject to local labor regulations outside the U.S., and will continue until business conditions improve.

Salary reductions will apply Company-wide, with the exception of the Company’s wedge bonder business unit, which is expected to implement a similar level of cost reductions in the next several weeks.

The Company anticipates it will take additional actions in fiscal 2009 to further reduce cash expenditures if business conditions remain weak.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

January 8, 2009	By:	/s/ Maurice E. Carson
	Name:	Maurice E. Carson
	Title:	Senior Vice President, Chief Financial Officer